                                                                   EXHIBIT 4(i)






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                           MARSH SUPERMARKETS, INC.
                           MARSH SUPERMARKETS, LLC

                         AMENDMENT TO NOTE AGREEMENTS
                                     AND
                             ASSUMPTION AGREEMENT


                          Dated as of March 28, 1997


Re:                   Note Agreements dated as of October 15, 1992
                                       and
    $35,000,000 Original Principal Amount of 8.54% Senior Notes, Series A,
                              Due December 31, 2007
                                       and
    $15,000,000 Original Principal Amount of 8.13% Senior Notes, Series B,
                              Due December 31, 2004



================================================================================

                            MARSH SUPERMARKETS, INC.
                             MARSH SUPERMARKETS, LLC

                          AMENDMENT TO NOTE AGREEMENTS
                                       AND
                              ASSUMPTION AGREEMENT

Re:                Note Agreements dated as of October 15, 1992
                                       and
    $35,000,000 Original Principal Amount of 8.54% Senior Notes, Series A,
                              Due December 31, 2007
                                       and
    $15,000,000 Original Principal Amount of 8.13% Senior Notes, Series B,
                              Due December 31, 2004


                                                                    Dated as of
                                                                 March 28, 1997

To the Holder (the "Holder") Named on
       Schedule I hereto which is a
       signatory to this Agreement

Ladies and Gentlemen:

         Reference is made to the separate Note Agreements dated as of October 15, 1992 (the "Note Agreements"), between Marsh Supermarkets, Inc., an Indiana corporation (the "Company"), and the original institutional purchasers of the following described Notes, under and pursuant to which $35,000,000 aggregate principal amount of 8.54% Senior Notes, Series A, Due December 31, 2007 and $15,000,000 aggregate principal amount of 8.13% Senior Notes, Series B, Due December 3l, 2004- of the Company (together the "Notes") were originally issued. You and the other parties named in Schedule I hereto are herein sometimes referred to as the "Holders".

         The Company deems it desirable to transfer its retail operations and all personnel, assets and liabilities relating thereto to Marsh Supermarkets, LLC, an Indiana limited liability company and a Wholly-owned Subsidiary of the Company (the "Additional Obligor"). In connection with and in consideration for, among other things, such transfer of assets, the Additional Obligor is willing to become a joint and several obligor on all obligations of the Company under the Notes and the Note Agreements, as amended hereby, and by its execution and delivery of this Amendment to Note Agreements and Assumption Agreement (this "Agreement") and whether or not the Company and the Additional Obligor shall hereafter execute and deliver the Exchange Notes pursuant to Section 4 hereof, the Additional Obligor does from and after the date hereof undertake and become a joint and several obligor in respect of all of the obligations of the Company under the Notes and under the Note Agreements, as the same are amended hereby.

         In connection with such transfer of assets by the Company and undertaking as joint and several obligation by the Additional Obligor, the Company and the Additional Obligor desire to amend certain provisions of the Note Agreements and hereby request that you accept the amendments as set forth below in the manner herein provided.

         NOW, THEREFORE, in consideration of the premises and the benefits to the Company and the Additional Obligor and for the purpose of inducing the Holder to enter into this Agreement and the transactions contemplated hereby, the Company and the Additional Obligor agree as follows:

SECTION 1.        JOINT AND SEVERAL OBLIGATION; CONSENT.

         Subject to the terms and provisions hereof and from and after the date hereof, the Additional Obligor hereby irrevocably, absolutely, unconditionally and expressly assumes, as a joint and several obligor with the Company (i) the due and punctual payment of all of the principal of, and interest and premium, if any, on the Notes and all other amounts to be paid under or pursuant to the Note Agreements, as amended hereby, in accordance with the terms of the Notes and of the Note Agreements, as so amended, and (ii) the due and punctual observance and performance of all covenants and provisions contained in the Note Agreements, as amended hereby. From and after the date hereof, all interest accrued on the Notes shall become the joint and several obligation of the Company and the Additional Obligor and shall be paid on the next scheduled interest payment date thereunder. The Company and the Additional Obligor each for itself covenants and agrees that its obligations and liabilities under the Note Agreements, as amended, and in respect of the Notes shall be their joint and several obligations, which obligations in each such case shall be those of a primary obligor and not a guarantor, surety or other secondary party and shall not be discharged, impaired or varied by reason of any breach or default by the Company or the Additional Obligor or for any reason except payment of the principal of, and interest and premium, if any, on the Notes and any other amounts payable under the Notes and the Note Agreements, as amended, and in accordance with the terms of the Notes and the Note Agreements, as amended, and then only to the extent of such payments.

         Subject to the satisfaction of the conditions set forth in ss.3 hereof, the Holder hereby waives the provisions of ss.5.11 of the Note Agreements, to the extent such Section would prevent the transfer of assets referred to above.

SECTION 2.        AMENDMENTS TO SECTION 5 OF THE NOTE AGREEMENT.

         Section 2.1. Amendments to Section 5.1. Section 5.1 of the Note Agreement shall be amended in its entirety as follows:

                      Section 5.1 Corporate Existence, Etc. The Company will
                preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its legal existence as a corporation or limited liability company, as the case may be, and all licenses and permits necessary to the proper conduct of its business; provided that the foregoing shall not prevent any transaction permitted by ss.5.11.

         Section 2.2. Amendment to Section 5.6 Section 5.6(a) of the Note Agreements shall be amended in its entirety to read as follows:

                      (a) The Company will not and will not permit any
                Restricted Subsidiary to create, assume or incur or in any manner become liable in respect of any Indebtedness for money borrowed, except:

                          (1) the Notes;

                          (2) Indebtedness of the Company and any Restricted
                      Subsidiary outstanding as of the date of this Agreement and reflected on the balance sheet of the Company as of June 20, 1992;

                          (3) other Funded Debt of the Company and the Addition-
                      al Obligor, provided that, at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, Consolidated Funded Debt shall not exceed 60% of Consolidated Net Tangible Assets;

                          (4) other Funded Debt of Restricted Subsidiaries other
                      than the Additional Obligor, provided that (i) at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof, Funded Debt of such Restricted Subsidiaries plus Secured Funded Debt of the Company and of the Additional Obligor (other than Indebtedness secured by liens permitted by clauses
                      (a) through (h) of ss.5.7) shall not exceed 15% of Consolidated Net Tangible Assets, and (ii) the Company and the Additional Obligor would be permitted to incur at least $1 of Additional Funded Debt under the provisions of ss.5.6(a)(3);

                          (5) unsecured Current Debt of the Company and of the
                      Additional Obligor; and

                          (6) Current Debt or Funded Debt of a Restricted
                      Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary.

         Section 2.3. Amendments to Section 5.7. The last sentence of Section
5.7 of the Note Agreements shall be amended to read in its entirety as follows:

                Notwithstanding the foregoing provisions of this ss.5.7, the Company and any Restricted Subsidiary may create, incur, issue or assume liens securing Indebtedness in an aggregate amount which, together with all unsecured Funded Debt of Restricted Subsidiaries (other than the obligation of the Additional Obligor on the Notes and any other Funded Debt of the Additional Obligor permitted under ss.5.6(a)(3)), and other Indebtedness of the Company and its Restricted Subsidiaries secured by liens which (if originally created, incurred, issued or assumed at such time) would otherwise be subject to the foregoing restrictions (other than liens permitted under clauses (a) through (h) above), does not at the time exceed 15% of Consolidated Net Tangible Assets.

         Section 2.4. Amendment to Section 5.8. Clause (ii) of the last sentence of Section 5.8 of the Note Agreements shall be amended in its entirety to read as follows:

                (ii) at any time when a business entity becomes a Restricted Subsidiary, all investments of such business entity at such time shall be deemed to have been made by such business entity, as a Restricted Subsidiary, at such time,

         Section 2.5. Amendment to Section 5.11. Section 5.11 of the Note Agreements shall be amended in its entirety to read as follows:

                      Section 5.11. Mergers, Consolidations and Sales of Assets.
                (a) The Company will not, and will not permit any Restricted Subsidiary to (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part of the assets of the Company or its Restricted Subsidiaries, provided, however, that:

                            (1) any Restricted Subsidiary may merge or consoli-
                      date with or into the Company or, except in the case of the Additional Obligor, with or into any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company)any, the Company shall be the surviving or continuing corporation;

                            (2) the Company may consolidate or merge with any
                      other corporation or sell, lease or otherwise dispose of all of its assets to any other corporation if (i) either the Company shall be the surviving or continuing corporation or the corporation formed by or resulting from such merger or consolidation, if not the Company, or to which such assets shall have been sold, leased or otherwise disposed of (hereinafter referred to as the "surviving corporation"), shall be a corporation organized under he laws of any state of the United States and shall expressly assume the obligation of the Company under this Agreement and the Notes, (ii) at the time of such transaction and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (iii) after giving effect to such transaction the Company or the surviving corporation would be permitted to incur at least $1.00 of additional] Funded Debt under the provisions of ss.5.6(a)(3); and

                            (3) any Restricted Subsidiary may sell, lease or
                      otherwise dispose of all or any substantial part of its assets to the Company or, except in the case of the Additional Obligor, to any Wholly-owned Restricted Subsidiary.

                      (b) The Company will not permit any Restricted Subsidiary
                to issue or sell any shares of stock of any class (including as "stock" for the purposes of this ss.5.11, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of, or ownership interest of any class in, such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary if, after giving effect to such issuance or sale, less than 80% of the Voting Stock or ownership interest of such Restricted Subsidiary is owned by the Company and/or one or more of its Wholly-owned Restricted Subsidiaries.

                      (c) The Company will not sell, transfer or otherwise
                dispose of any ownership interest in the Additional Obligor or any Indebtedness of the Additional Obligor. The Company will not sell, transfer or otherwise dispose of any shares of stock or ownership interest in any other Restricted Subsidiary or any Indebtedness of any other Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell], transfer or otherwise dispose of (except to the Company or a Wholly-owned Restricted Subsidiary) any shares of stock or ownership interest or any Indebtedness of any other Restricted Subsidiary if, after giving effect to such sale, transfer or disposition, less than 80% of the

                Voting Stock or controlling ownership interest, as the case may be, of such Restricted Subsidiary is owned by the Company and/or one or more of its Wholly-owned Restricted Subsidiaries, unless:

                            (1) simultaneously with such sale, transfer or
                      disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                            (2) the Board of Directors of the Company shall have
                      determined, as evidenced by a resolution thereof, that the retention of such stock or ownership interest and Indebtedness is no longer in the best interests of the Company;

                            (3) such stock or ownership interest and
                      Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                            (4) the Restricted Subsidiary being disposed of
                      shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                            (5) such sale or other disposition does not involve
                      a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.

                      As used in this Section5.11, a sale, lease or other
                disposition of assets shall be deemed to be a "substantial part" of the assets of the Company or its Restricted Subsidiaries only if the net book value of such assets when added to the net book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the most recent twelve-month period, exceeds 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries determined as of the end of the immediately preceding fiscal quarter. Sales or other realization on delinquent receivables shall not be included in any computation of sales or other dispositions thereunder.

       Section 2.6. Amendment to Section 5.16. Section 5.16 of the Note Agreements shall be amended in its entirety to read as follows:

                    Section 5.16. Designation of Subsidiaries. The Company may
                from time to time designate any Unrestricted Subsidiary:

                          (i) that is organized under the laws of the United
                    States or any State thereof;

                         (ii) that conducts substantially all of its business
                    and has substantially all of its assets within the United States; and

                        (iii) of which more than 80% (by number of votes) of
                    the Voting Stock or, if such Unrestricted Subsidiary is not a corporation, more than 80% of the ownership interest, is owned by the Company and/or one or more Wholly-owned Restricted Subsidiaries, as a Restricted Subsidiary if immediately thereafter such Subsidiary is in compliance with all of the covenants of this Agreement applicable to Restricted Subsidiaries and the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of ss.5.6(a)(3). The Company may rescind the designation of any Restricted Subsidiary (other than the Additional Obligor) if immediately thereafter (i) such Subsidiary shall not own, directly or indirectly, any Indebtedness or capital stock of, or other ownership interest in, any Restricted Subsidiary or any Indebtedness of the Company and (ii) the Company would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of ss.5.6(a)(3). Each change in the designation of a Subsidiary shall be made by resolution of the Board of Directors of the Company and the Company shall within 10 days after such action give written notice thereof to the holders of the Notes.

SECTION 3.        AMENDMENTS TO SECTION 8.1 OF THE NOTE AGREEMENTS.

       Section 3.1. Amendment to Definition of "Affiliate". The second sentence of the definition of Affiliate shall be amended to read as follows :

                The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock (or in the case of a Person which is not a corporation, equity interest), by contract or otherwise.

       Section 3.2. Amendment to definition of "Minority Interests". The first sentence of the definition of Minority Interests shall be amended to read as follows:

                    "Minority Interests" shall mean any shares of stock, in the case of a corporation, or ownership interests, in the case of a limited liability company, of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries.

       Section 3.3. Amendment to definition of "Person". The definition of Subordinated Debt shall be amended in its entirety to read as follows:

                    "Person " shall mean an individual, partnership, corpora-tion, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision vision thereof.

       Section 3.4. Amendment to definition of "subsidiary". The definition of subsidiary shall be amended to read as follows :

                    The term "subsidiary" shall mean, as to any particular
                parent business entity, any business entity of which such parent business entity and/or one or more business entities which are themselves subsidiaries of such parent business entity, (a) in the case of any corporation own more than 50% of the Voting Stock, or (b) in the case of any limited liability company or other business entity, own a majority of the outstanding interests in such limited liability Company or other business entity. The term "Subsidiary " shall mean a subsidiary of the Company.

       Section 3.5. Amendment to definition of "Wholly-owned". The definition of Wholly-owned shall be amended to read as follows :

                    "Wholly-owned" when used in connection with any Subsidiary shall mean (a) in the case of a corporation, a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries and (b) in the case of a limited liability company or other business entity shall mean a Subsidiary of which all of the outstanding ownership interests (except nominal amounts of interests required to be held other than by such Person under applicable law) shall be owned by the Company and/or one or more of its Wholly-owned subsidiaries.

       Section 3.6. Additional Definition. Section 8.1 of the Note Agreement shall be amended by inserting the following definition in Section 8. 1 in the correct alphabetical order:

                    "Additional Obligor" shall mean Marsh Supermarkets, LLC,
                an Indiana limited liability company.

SECTION 4.              AMENDMENT TO FORMS OF NOTES; EXCHANGE OF NOTES.

        The respective forms of Notes, Series A and Series B, attached to the Note Agreements as Exhibits A and B shall be amended to provide as set forth in Exhibits A and B hereto. As provided in Section 2 hereof, from and after the date of this Agreement, each Note, Series A and Series B, currently outstanding shall be deemed amended to provide as set forth for the appropriate series in Exhibits A and B, hereto whether or not the Holder elects to exchange such Note pursuant to the following sentence. On or after the date hereof, the Holder may exchange the Note or Notes currently held by it (individually an "Old Note" and collectively the "Old Notes") for a new Note or Notes substantially in the form attached to this Agreement as Exhibits A and B, respectively (individually a "New Note" and collectively the "New Notes"). Upon surrender of any Old Note at its office, the Company will deliver in exchange therefor within 1 0 business days, without expense to such Holder, a New Note for the same series and in the same aggregate principal amount as the then unpaid Principal amount of such Old Note, dated as of the date to which interest has been paid on such Old Note and registered in the name of such Holder.

SECTION 5.              REPRESENTATIONS AND WARRANTIES.

        The Company and the Additional Obligor each represent and warrant that all representations and warranties set forth in Exhibit C to this Agreement are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

SECTION 6.              SUBSIDIARIES AND RESTRICTED SUBSIDIARIES.

         Upon the execution and delivery of this Agreement, Annex A to the Note Agreements shall be updated and restated to read as Annex A attached to this Agreement.

SECTION 7.              CONDITIONS PRECEDENT.

         The effectiveness and validity of this Agreement is subject to the satisfaction of the following conditions precedent:

             (a) The Holder shall have received the following, each of which must be satisfactory in form and substance to the Holder:

                 (i) this Agreement, duly executed by the Company; and

                (ii) an opinion of counsel to the Company and the Additional
              Obligor, addressed to the Holders, to the effect provided in paragraphs 1, 2 and 3 of Exhibit C hereto.

             (b) This Agreement shall have been executed and delivered by Holders of not less than 66-2/3% of the unpaid principal balance of the Notes.

             (c) The Company shall have paid (by wire transfer of immediately available funds) to all Holders of the outstanding Notes, as an amendment fee and in consideration for the execution and delivery of this Agreement by the requisite Holders, an amount equal to 0.125% of the unpaid principal amount of the Notes held by such Holders as set forth in Schedule I attached hereto.

Upon satisfaction of the conditions set forth above, this Amendment to Note Agreements and Assumption Agreement shall be a binding agreement of the Company, the Additional Obligor and the Holders; provided that the effectiveness of the amendments contemplated hereby shall be determined pursuant to Section 8.1.

SECTION 8.              MISCELLANEOUS.

       Section 8.1. Effective Date; Ratification. The amendments contemplated by this Agreement shall be effective as of the date (the "Effective Date") upon which (a) all conditions set forth in Section 7 hereof have been satisfied, (b) the Company consummates transfer of assets and related transactions contemplated by this Agreement, and (c) the fees and expenses of Chapman and Cutler provided for in Section 8.4- shall have been paid by the Company. Except as amended herein, the terms and provisions of the Note Agreements are hereby ratified, confirmed and approved in all respects.

       Section 8.2. Successors and Assigns. This Agreement shall be binding upon the Company and the Additional Obligor and their respective successors and assigns and shall inure to the benefit of the Holders and to the benefit of their successors and assigns, including each successive holder or holders of any Notes.

       Section 8.3. Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

       Section 8.4. Fees and Expenses. Whether or not the Effective Date occurs, the Company agrees to pay all reasonable fees and expenses of the Holders and of special counsel to the Holders in connection with the preparation of this Amendment to Note Agreements and Assumption Agreement.

       Section 8.5. No Legend Required. Any and all notices, requests, certificates and other instruments including, without limitation, the Notes, may refer to the Note Agreement or the Note Agreement dated as of October 15, 1992 without making specific reference to this Amendment to Note Agreements and Assumption Agreement, but nevertheless all such references shall be deemed to include this Amendment to Note Agreements and Assumption Agreement unless the context shall otherwise require.

       Section 8.6. Governing Law. This Agreement and the Notes shall be governed by and construed in accordance with Indiana law.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note Agreements and Assumption Agreement as of March 28, 1997.

                                             MARSH SUPERMARKETS, INC.


                                             By: /s/
                                                -------------------------------
                                                Its



                                             MARSH SUPERMARKETS, LLC

                                             By:  MARSH SUPERMARKETS, INC.,
                                                  Its Chief Operating Officer



                                             By: /s/
                                                -------------------------------
                                                Its

Accepted as of March 28, 1997 :

                                        FIRST COLONY LIFE INSURANCE COMPANY

                                        By:
                                            ----------------------------------
                                            Its


                                        AMERICAN UNITED LIFE INSURANCE COMPANY

                                        By:
                                            ----------------------------------
                                            Its


                                        WOODMEN ACCIDENT AND LIFE COMPANY

                                        By:
                                            ----------------------------------
                                            Its


                                        GUARANTEE LIFE INSURANCE COMPANY

                                        By:
                                            ----------------------------------
                                            Its



                                        GREAT-WEST LIFE AND ANNUITY INSURANCE
                                          COMPANY

                                        By:
                                            ----------------------------------
                                            Its

                                        By:
                                            ----------------------------------
                                            Its


                                        PRINCIPAL MUTUAL LIFE INSURANCE
                                           COMPANY


                                        By:
                                            ----------------------------------
                                            Its

                                        By:
                                            ----------------------------------
                                            Its

                                   SCHEDULE I


                                       ORIGINAL
                                       PRINCIPAL                  PRINCIPAL BALANCE
NAME OF                                AMOUNT OF                  OF NOTES                      AMENDMENT
NOTEHOLDER                             NOTES ISSUED               OUTSTANDING                   FEE PAYABLE

First Colony Life Insurance            $20,000,000                $20,000,000                   $25,000
  Company

American United Life                   $10,000,000                $10,000,000                   $12,500
  Insurance Company

Great-West Life and Annuity           $ 10,000,000              $7,272,728.02                 $9,090.91
  Insurance Company

Principal Mutual Life                  $ 5,000,000             $3,636,364-.01                 $4,545.46
  Insurance Company

Woodmen Accident and Life              $ 2,500,000                 $2,500,000                    $3,125
  Company

Guarantee Life Insurance               $ 2,500,000                 $2,500,000                    $3,125
  Company (formerly
  Guarantee Mutual Life
  Company)







                                   SCHEDULE I
                        (to Amendment to Note Agreements
                            and Assumption Agreement)

                            MARSH SUPERMARKETS, INC.
                             MARSH SUPERMARKETS, LLC

               8.54% Senior Note, Series A, Due December 31, 2007

                                PPN #___________

$ ___________                                              ____________, 19__

No. AR-

        MARSH SUPERMARKETS, INC., an Indiana corporation (the "Company"), and MARSH SUPERMARKETS, LLC, an Indiana limited liability company (the "Additional Obligor") (the Company and the Additional Obligor being herein sometimes together referred to as the "Co-Obligors"), for value received, hereby jointly and severally promise to pay to or registered assigns,
                       on the 31st day of December, 2007,
                             the principal amount of

                                                          DOLLARS ($________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.54% per annum from the date hereof until maturity, payable semiannually on June 30 and December 31 in each year commencing December 31, 1992, and at maturity. The Co-Obligors agree to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 10.54% per annum after the date due, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Indianapolis, Indiana, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

        This Note is one of the 8.54% Senior Notes, Series A, of the Co-Obligors in the aggregate principal amount of $35,000,000 issued or to be issued under and pursuant to the terms and provisions of separate and several Note Agreements, each dated as of October 15, 1992, entered into by the Company with the original purchasers therein referred to, as amended by an Amendment to Note Agreements and Assumption Agreement dated as of March 28, 1997 entered into by the Co-Obligors and a requisite percentage of the then holders of the outstanding Notes, and this Note and the holder hereof are entitled equally and

                                    EXHIBIT A
                        (to Amendment to Note Agreements
                            and Assumption Agreement)
ratably with the holders of all other Notes outstanding under the Note Agreements, as amended, to all the benefits and security provided for thereby or referred to therein, to which Note Agreements, as amended, reference is hereby made for the statement thereof,

        This Note and the other Notes outstanding under the Note Agreements, as amended, may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

        The Notes are not subject to prepayment or redemption at the option of the Co-Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, ,if any, set forth in
Section 2 of the Note Agreements.

        This Note is registered on the books of the Co-Obligors and is transferable only by surrender thereof at the principal office of the Co-Obligors duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of. or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                              MARSH SUPERMARKETS, INC.

                                              By:__________________________
                                                 Its

                                              MARSH SUPERMARKETS, LLC

                                              By:  MARSH SUPERMARKETS, INC.
                                                   Its Chief Operating Officer

                                              By:__________________________
                                                 Its

                            MARSH SUPERMARKETS, INC.
                             MARSH SUPERMARKETS, LLC

               8.13% Senior Note, Series B, Due December 31, 2004

                                PPN #___________

$ _____________                                               ________, 19__

No. BR-

        MARSH SUPERMARKETS, INC., an Indiana corporation (the "Company"), and MARSH SUPERMARKETS, LLC, an Indiana limited liability company (the "Additional Obligor") (the Company and the Additional Obligor being herein sometimes together referred to as the "Co-Obligors"), for value received, hereby jointly and severally promise to pay to or registered assigns,
                       on the 31st day of December, 2004,
                             the principal amount of

                                                          DOLLARS ($__________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.13% per annum from the date hereof until maturity, payable semiannually on June 30 and December 3l in each year commencing December 31, 1992, and at maturity. The Co-Obligors agree to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 10.13% per annum after the date due, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Indianapolis, Indiana, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

        This Note is one of the 8.13% Senior Notes, Series B, of the Co-Obligors in the aggregate principal amount of $15,000,000 issued or to be issued under and pursuant to the terms and provisions of separate and several Note Agreements, each dated as of October 15, 1992, entered into by the Company with the original purchasers therein referred to, as amended by an Amendment to Note Agreements and Assumption Agreement dated as of March 28, 1997 entered into by the Co-Obligors and a requisite percentage of the then holders of the outstanding Notes, and this Note and the holder hereof are entitled equally and

                                    EXHIBIT B
                        (to Amendment to Note Agreements
                            and Assumption Agreement)
ratably with the holders of all other Notes outstanding under the Note Agreements, as amended, to all the benefits and security provided for thereby or referred to therein, to which Note Agreements, as amended, reference is hereby made for the statement thereof.

     This Note and the other Notes outstanding under the Note Agreements, as amended, may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Co-Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of the Note Agreements.

     This Note is registered on the books of the Co-Obligors and is transfera-ble only by surrender thereof at the principal office of the Co-Obligors duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                               MARSH SUPERMARKETS, INC.


                                               By
                                                 -----------------------------
                                                 Its


                                               MARSH S SUPERMARKETS , LLC

                                               By MARSH SUPERMARKETS, INC.
                                                  Its Chief Operating Officer


                                               By
                                                 -----------------------------
                                                 Its

                         REPRESENTATIONS AND WARRANTIES

     The Company and the Additional Obligor each represent and warrants to each Holder as follows:

     1. Corporate Organization and Authority. The Company, and each Restricted Subsidiary, is a corporation or limited liability company, as the case may be, duly organized and validly existing under the laws of its jurisdiction of organization.

     2. Transaction is Legal and Authorized. The execution, delivery and performance of the Amendment to Note Agreements and Assumption Agreement and compliance by the Company and the Additional Obligor with all of the provisions of the Amendment to Note Agreements and Assumption Agreement:

        (a) are within the corporate powers of the Company and the Additional Obligor;

        (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the Articles of Incorporation or Articles of Organization of the Company or the Additional Obligor or any indenture or other agreement or instrument to which the Company or the Additional Obligor is a party or by which either may be bound or result in the imposition of any Liens or encumbrances on any property of the Company or the Additional Obligor; and

        (c) have been duly authorized by proper corporate action on the part of the Company and the Additional Obligor (no action by the stockholders of the Company and the Additional Obligor being required by law, by the Articles of Incorporation or Articles of Organization or By-laws of the Company or the Additional Obligor or otherwise) and the Amendment to Note Agreements and Assumption Agreement have been executed and delivered by the Company and the Additional Obligor and constitute the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     3. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company or the Additional Obligor of the Amendment to Note Agreements and Assumption Agreement or compliance by the Company or the Additional Obligor with any of the provisions of the Amendment to Note Agreements and Assumption Agreement.

                                    EXHIBIT C
                        (to Amendment to Note Agreements
                            and Assumption Agreement)

     4. No Defaults. No Default or Event of Default (as defined in the Note Agreements, as amended) has occurred and is continuing. Neither the Company nor any Restricted Subsidiary is in default in the payment of principal or interest on any Indebtedness or is in default under any instrument or instruments or agreements under and subject to which any Indebtedness has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     5. Subsidiaries. Annex A attached hereto states the name of each of the Company' s Subsidiaries, its jurisdiction of incorporation or organization and the percentage of its Voting Stock or ownership interest owned by the Company and/or its Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares or ownership interest it purports to own of the stock or ownership interest of each Subsidiary, free and clear in each case of any lien. All such shares or ownership interest have been duly issued and are fully paid and non-assessable.

                           SUBSIDIARIES OF THE COMPANY


1. RESTRICTED SUBSIDIARIES:


                                                                             PERCENTAGE OF VOTING
                                                                                STOCK OR OTHER
                                                JURISDICTION OF               OWNERSHIP INTEREST
                                               INCORPORATION OR               OWNED BY COMPANY AND
    NAME OF SUBSIDIARY                           ORGANIZATION                 EACH OTHER SUBSIDIARY
C. E. Publishing, Inc.                                                                 100%

Crystal Food Services, LLC                                                             100%

Contract Transport, Inc.                           Indiana                             100%

Convenience Store                                     Ohio                             100%
Distributing Company
(a partnership)

Mar Properties, Inc.                               Indiana                             100%

Maraines Greenery, Inc.                            Indiana                             100%

Limited Holdings, Inc.                                                                 100%

LoBill, LLC                                                                            l00%

Marlease, Inc.                                     Indiana                             100%

Marsh Drugs Inc.                                   Indiana                             100%

Marsh International, Inc.,                                                             100%

Marsh P.Q., Inc.                                   Indiana                             100%

Marsh Supermarkets, LLC                            Indiana                             100%

Marsh Village Pantries, Inc.                       Indiana                             100%

Mundy Realty, Inc.                                 Indiana                             100%

North Marion Development                           Indiana                             100%
     Corporation

S.C.T., Inc.                                       Indiana                             100%



                                                                             PERCENTAGE OF VOTING
                                                                                STOCK OR OTHER
                                                JURISDICTION OF               OWNERSHIP INTEREST
                                               INCORPORATION OR               OWNED BY COMPANY AND
    NAME OF SUBSIDIARY                           ORGANIZATION                 EACH OTHER SUBSIDIARY

Trademark Holdings Corp.                           Delaware                         100%

Village Pantry, LLC                                Indiana                          100%

Walnut Hills Association                                                            100%
(a partnership)

2.  SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):


                                     NONE



                                       -2-